Exhibit 99.1

Cartesian Therapeutics Reports Second Quarter 2026 Financial Results and Provides Business Update
Phase 3 AURORA trial of Descartes-08 in myasthenia gravis (MG) continues to advance; data expected in 1Q27, biologics license application (BLA) filing planned for mid-2027
Phase 2 TRITON trial of Descartes-08 in myositis on track with data from subset of patients expected in 1H27
Phase 1/2 HELIOS pediatric trial of Descartes-08 in juvenile dermatomyositis (JDM) continues to progress with data expected in 1H27
Phase 1 in vivo trial in MG patients, in partnership with WestGene BioPharma (WestGene), expected to initiate in 2H26; clinical data expected in 1H27
Approximately $149.3 million cash, cash equivalents and restricted cash as of June 30, 2026, expected to support planned operations into 2028
Frederick, Md., August 6, 2026 (GLOBE NEWSWIRE) – Cartesian Therapeutics, Inc. (NASDAQ: RNAC) (“we”, the “Company” or “Cartesian”), a late clinical-stage biotechnology company pioneering cell therapy for autoimmune diseases, today reported financial results for the second quarter ended June 30, 2026, and outlined recent business updates.
“This quarter was marked by significant progress as we secured a strategic partnership to explore an in vivo platform and executed a non-dilutive financing, enhancing our pipeline and extending cash runway. As we prepare for four expected clinical readouts over the next twelve months, including from our Phase 3 AURORA trial in patients with MG in the first quarter of 2027, these agreements further strengthen our emerging pipeline and financial position,” said Carsten Brunn, Ph.D., President and Chief Executive Officer of Cartesian. “Our partnership with WestGene gives us an efficient, accelerated path to extend our payloads into in vivo delivery, with in-human clinical data expected in the first half of next year. While our top priority remains executing on our Phase 3 AURORA trial, our WestGene partnership is intended to create future optionality for Cartesian across MG and other autoimmune indications, with the potential to further enhance cell therapy delivery and shift the treatment paradigm. As we advance toward this next phase of growth, an extended cash runway into 2028, supported by up to $150 million of non-dilutive financing through a credit facility with K2 HealthVentures (“K2HV”), allows us to continue investing in precommercial readiness activities in parallel with clinical execution. We look forward to a robust set of near-term milestones ahead, each bringing us closer to addressing the significant unmet need for deep and durable treatments in autoimmune diseases.”

Pipeline Progress and Anticipated Milestones
•Phase 3 AURORA Trial of Descartes-08 in Participants with MG; Data Expected in 1Q27, with BLA Planned for Mid-2027. The randomized, double-blind, placebo-controlled Phase 3 AURORA trial is designed to assess Descartes-08, Cartesian’s autologous anti-B cell maturation antigen (BCMA) chimeric antigen receptor T-cell therapy (CAR-T) versus placebo (1:1 randomization) administered as six once-weekly outpatient infusions without preconditioning chemotherapy in approximately 100 patients with acetylcholine receptor autoantibody positive (AChR Ab+) MG. The primary endpoint will assess the proportion of Descartes-08 participants with an improvement in MG Activities of Daily Living (MG-ADL) score of three points or more at Month 4 compared to placebo.
•Announced New Strategic Licensing Agreement with WestGene Intended to Accelerate the Development of In Vivo CAR-T Platform in Autoimmune Diseases; Phase 1 Data Expected in 1H27. Cartesian has partnered with WestGene to conduct a Phase 1 dose-escalation trial of the mRNA used in Descartes-08 delivered via WestGene’s proprietary targeted lipid nanoparticles (tLNPs) in patients with MG. Intravenous infusions will be administered across multiple dose levels using a Bayesian Optimal Interval (BOIN) adaptive design with a comprehensive translational assessment package including clinical response measures. The program represents a novel in vivo approach to BCMA-directed T-cell engineering that, if successful, could eliminate the need for ex vivo manufacturing. Cartesian is also planning to advance multiple internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed T-cell engager (TCE) as part of its expanding mRNA payload portfolio. The WestGene partnership is designed to provide an efficient framework to move additional Cartesian payloads into human trials, extending the platform’s potential to generate clinical proof-of-concept data across multiple programs in several disease states. Under the terms of the agreement, WestGene received an upfront payment and is eligible to receive potential development and commercial based milestone payments. This clinical trial is expected to initiate in the second half of 2026 with in-human data expected in the first half of 2027.

•Phase 2 TRITON Trial in Myositis Remains on Track with Data from Subset of Patients Expected in 1H27 to Inform Path Forward to Pivotal Trial. The randomized, double-blind, placebo-controlled Phase 2 TRITON trial in myositis is designed to assess Descartes-08 versus placebo (1:1 randomization) administered as six weekly outpatient infusions without preconditioning chemotherapy in patients with moderate to severe multi-refractory dermatomyositis and antisynthetase syndrome. The primary endpoint is to assess the safety and efficacy of Descartes-08 compared to placebo added to standard of care in participants with myositis. The Company plans to evaluate a subset of patients from the trial to determine the potential path to a pivotal trial in myositis.
•Phase 1/2 HELIOS Pediatric Trial of Descartes-08 in Autoimmune Diseases, Including JDM, Continues to Progress with Data Expected in 1H27. Enrollment remains ongoing in the Phase 1/2 HELIOS pediatric trial of Descartes-08 in children and young adults with autoimmune diseases, including JDM. JDM is a rare pediatric autoimmune disorder marked by pathognomonic skin rash and muscle inflammation affecting multiple organ systems. The U.S. Food and Drug Administration (FDA) previously granted Rare Pediatric Disease Designation to Descartes-08 for the treatment of JDM.
Corporate Update
•Cash Runway Extended into 2028 with Up to $150 Million of Non-Dilutive Financing from K2HV Secured. Under the Company’s credit facility with K2HV, the first $50 million term loan was funded upon signing of the agreement in May 2026. The second $25 million term loan is expected to be available to be drawn between January 1, 2027 and December 1, 2027, subject to the Company’s achievement of specified clinical and financing milestones and the third $25 million term loan is expected to be available to be drawn between January 1, 2028 and June 1, 2028, subject to the Company’s achievement of specified approval and sales milestones. An additional $50 million tranche is available for draw at the Company’s option subject to K2HV’s discretion. The Company now anticipates current cash resources to support planned operations into 2028, including through four expected clinical data readouts and accelerated investment in precommercial activities.
Second Quarter 2026 Financial Results
•Cash, cash equivalents and restricted cash as of June 30, 2026 was $149.3 million, inclusive of the initial $50 million tranche of non-dilutive financing from K2HV and $19.3 million raised year to date after commissions and expenses through the Company’s at the market (ATM) offering program. The Company’s current cash resources on hand are expected to support planned operations, including completion of the ongoing Phase 3 AURORA trial, into 2028.
•Research and development expenses were $20.4 million for the three months ended June 30, 2026, compared to $14.9 million for the three months ended June 30, 2025. The increase was primarily a result of increased expenses associated with the ongoing Phase 3 AURORA trial, partially offset by a decrease in stock-based compensation expenses and a decrease in expenses for early stage programs.
•General and administrative expenses were $8.7 million for the three months ended June 30, 2026, compared to $7.2 million for the three months ended June 30, 2025. The increase was primarily the result of higher professional and consulting fees.
•Net income was $15.8 million, or $0.47 net income per share allocable to common stockholders (basic), for the three months ended June 30, 2026, compared to net income of $15.9 million, or $0.51 net income per share allocable to common stockholders (basic), for the three months ended June 30, 2025.
About Descartes-08
Descartes-08, Cartesian’s lead cell therapy candidate, is an autologous CAR-T product targeting BCMA in clinical development for generalized MG and myositis, specifically dermatomyositis and antisynthetase syndrome. In contrast to conventional DNA-based CAR T-cell therapies, Cartesian’s CAR-T administration is designed to not require preconditioning chemotherapy, can be administered in the outpatient setting, and does not carry the risk of genomic integration associated with cancerous transformation. Descartes-08 has been granted Orphan Drug Designation and Regenerative Medicine Advanced Therapy Designation by the U.S. Food and Drug Administration for the treatment of MG, and Rare Pediatric Disease Designation for the treatment of JDM.
About Cartesian Therapeutics
Cartesian Therapeutics is a late clinical-stage company pioneering cell therapy for the treatment of autoimmune diseases. The Company’s lead asset, Descartes-08, is a CAR-T in Phase 3 clinical development for patients with generalized myasthenia gravis, Phase 2 clinical development in myositis, specifically dermatomyositis and antisynthetase syndrome, and in Phase 1/2 clinical development for pediatric autoimmune diseases, including juvenile dermatomyositis. For more information, please visit www.cartesiantherapeutics.com or follow the Company on LinkedIn or X.

Forward Looking Statements
Any statements in this press release about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the Company’s expected cash resources and cash runway, the availability and use of funds under the Company’s credit facility with K2HV, statements regarding the partnership and strategic licensing agreement between the Company and WestGene and the ability of the Company and WestGene to develop therapies, treat disease, extend mRNA payloads into in vivo delivery, the integration and complementary nature of the Company’s product candidates and WestGene’s lipid nanoparticles platform, the speed and efficiency of the development pathway for collaboration products between the Company and WestGene, the ability of the Company and its partnership with WestGene to generate clinical proof-of-concept data across multiple programs in several disease states, the ability of the Company and its partnership with WestGene to advance multiple internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed TCE and the speed at which these constructs and TCE are developed, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, or any of the Company’s other product candidates to treat MG, juvenile MG, myositis, JDM, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the ongoing Phase 3 AURORA trial of Descartes-08 in MG, the ongoing Phase 2 TRITON trial of Descartes-08 in myositis, and the ongoing Phase 1/2 HELIOS pediatric trial of Descartes-08 in autoimmune diseases, including JDM, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, including the number of trials that may be necessary in order to obtain marketing approval, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the ability of the Company to enter into and maintain potential collaborations or partnerships, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands, except share data and par value)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$147,606	$125,139
Accounts receivable	196	1,115
Prepaid expenses and other current assets	5,813	3,022
Total current assets	153,615	129,276

Property and equipment, net	11,311	12,185
Right-of-use assets, net	5,124	5,601
In-process research and development asset	93,900	93,900
Goodwill	48,163	48,163
Long-term restricted cash	1,735	1,735
Long-term prepaid expenses and other assets	4,780	5,551
Total assets	$318,628	$296,411

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,046	$1,288
Accrued expenses and other current liabilities	15,142	9,498
Lease liabilities	4,197	4,151
Warrant liability	165	—
Total current liabilities	20,550	14,937

Lease liabilities, net of current portion	6,805	8,525
Warrant liability, net of current portion	—	141
Long-term debt, net	52,851	—
Contingent value rights liability	356,700	392,100
Deferred tax liabilities, net	6,948	6,948
Total liabilities	443,854	422,651

Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 112,164.533 and 134,904.563 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 98,050.372 and 120,790.402 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Series B Preferred Stock, $0.0001 par value; 437,927 shares authorized as of June 30, 2026 and December 31, 2025; 437,927 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Preferred stock, $0.0001 par value; 9,449,908.467 and 9,427,168.437 shares authorized as of June 30, 2026 and December 31, 2025, respectively; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 350,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 30,037,962 and 26,011,106 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	725,165	700,706
Accumulated deficit	(845,786)	(822,373)
Accumulated other comprehensive loss	(4,608)	(4,576)
Total stockholders’ deficit	(125,226)	(126,240)
Total liabilities and stockholders’ deficit	$318,628	$296,411

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Collaboration and license	$—	$—	$—	$400
Grant	—	298	78	998
Total revenues	—	298	78	1,398

Operating expenses:
Research and development	20,431	14,869	39,894	29,543
General and administrative	8,724	7,240	15,838	15,555
Total operating expenses	29,155	22,109	55,732	45,098

Operating loss	(29,155)	(21,811)	(55,654)	(43,700)

Other income (expense):
Interest income	1,103	1,748	2,129	3,763
Interest expense	(852)	—	(852)	—
(Loss) gain on change in fair value of warrant liability	(118)	654	(24)	2,472
Loss on change in fair value of embedded derivative	(4,535)	—	(4,535)	—
Gain on change in fair value of contingent value rights liability	49,200	35,300	35,400	35,646
Other income (expense), net	126	(5)	123	(5)
Total other income, net	44,924	37,697	32,241	41,876

Net income (loss)	$15,769	$15,886	$(23,413)	$(1,824)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(25)	12	(32)	44
Total comprehensive income (loss)	$15,744	$15,898	$(23,445)	$(1,780)

Net income (loss)	$15,769	$15,886	(23,413)	(1,824)
Less: Undistributed earnings allocable to participating securities	(2,049)	(2,628)	—	—
Net income (loss) allocable to shares of common stock - basic and diluted	$13,720	$13,258	$(23,413)	$(1,824)

Net income (loss) per share allocable to common stockholders:
Basic	$0.47	$0.51	$(0.83)	$(0.07)
Diluted	$0.46	$0.50	$(0.83)	$(0.07)
Weighted-average common shares outstanding:
Basic	29,467,130	25,980,262	28,142,256	25,941,670
Diluted	29,860,880	26,447,251	28,142,256	25,941,670

Investor Contact
Megan LeDuc
Associate Director of Investor Relations
megan.leduc@cartesiantx.com

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com